                                                                    EXHIBIT 10.8

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACTS. THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.


                OPTION TO PURCHASE 200,000 CLASS A COMMON SHARES
                                       OF
                             CONTROL DEVICES, INC.
                            (an Indiana corporation)
                                    Route 35
                             Standish, Maine  04084


     1.  Grant of Option.  In consideration of the execution by Dr. Dennis Hegyi
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("Hegyi," and collectively with his registered successors, beneficiaries, heirs and assigns, the "Holder") of that certain Agreement to Grant License by and between Control Devices, Inc., an Indiana corporation (the "Company") and Hegyi dated of even date herewith, the Company hereby grants to the Holder the right and privilege to purchase up to 200,000 Class A Common Shares (the "Common Shares") of the Company during the period set forth in Section 2 of this Option (the "Option Right"), at a price of Ten and 00/100 Dollars ($10.00) per Common Share (the "Exercise Price Per Share"). The number of Common Shares purchasable upon exercise of the Option Right (the "Subject Shares") and the Exercise Price Per Share are subject to adjustment as provided in Section 3 of this Option.

     2.  Option Period.  The Option Right may be exercised at the election of
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the Holder, either for all of the Subject Shares or from time to time for any part of the Subject Shares, at any time from the date hereof until the first to occur of the following: (a) the Option Right is fully exercised; (b) the date of the closing of the Company's transfer books with respect to any reorganization, recapitalization, consolidation or merger of the Company with another corporation, the sale of substantially all of the Company's assets, dissolution, liquidation, winding-up or other transaction as a result of which the Common Shares and any other shares or securities receivable upon exercise of the Option Right will be wholly converted into a right to receive cash; or
(c) March 31, 2002.

     3.  Adjustments to Exercise Price and Subject Shares.
         ------------------------------------------------

          (a) Stock Splits and Combinations.  In case the Company shall
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     subdivide its outstanding Common Shares into a greater number of Common
     Shares, then the number of Subject Shares shall be increased in proportion to the increase through such subdivision and the Exercise Price Per Share shall be decreased in such proportion. In case the Company shall at any time combine the outstanding Common Shares into a
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     smaller number of shares, the number of Subject Shares shall be reduced and the Exercise Price Per Share shall be increased accordingly.

          (b) Adjustment for Certain Dividends and Distributions.  If the
              --------------------------------------------------
     Company pays to holders of Common Shares a dividend or other distribution of additional Common Shares, in each such case the Exercise Price Per Share then in effect shall be decreased as of the time of such issuance by multiplying such Exercise Price Per Share by a fraction (A) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance, and (B) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance plus the number of Common Shares issuable in payment of such dividend or distribution; and the number of Subject Shares shall be increased by multiplying the number of Subject Shares by a fraction (X) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance plus the number of Common Shares issuable in payment of such dividend or distribution, and (Y) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance.

          (c) Adjustments for Other Dividends and Distributions.  If the Company
              -------------------------------------------------
     makes or fixes a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in securities of the Company other than Common Shares, in each such case provision shall be made so that the Holder shall receive upon exercise of the Option Right, in addition to the number of Subject Shares purchased, the amount of securities of the Company that the Holder would have received had the Subject Shares been purchased on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date of exercise of the Option Right, retained such securities receivable by the Holder as aforesaid during such period subject to all other adjustments called for during such period hereunder with respect to the rights of the Holder.

          (d) Reorganization, Reclassification or Merger.  If any capital
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     reorganization or reclassification of the Common Shares, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the Option Right, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of such Common Shares immediately theretofore purchasable and receivable upon the exercise of the Option Right had such reorganization, reclassification, consolidation, merger, or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions


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

     for adjustment of the Exercise Price Per Share and of the number of Subject Shares) shall thereafter be applicable, as nearly as may be, to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

          (e) Tax Adjustments.  The Company in addition to the other adjustments
              ---------------
     provided for herein shall adjust the Exercise Price Per Share and the number and kind of the Subject Shares, if, and to the extent that it determines and confirms by opinion of outside counsel that such an adjustment is necessary to avoid treatment of any transaction as a taxable constructive distribution of stock under Section 305 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder, or any successors to such provisions.

          (f) Other Adjustments.  If the Company makes or fixes a record date
              -----------------
     for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in property (including cash, but excluding any cash dividend that is (i) paid out of the earnings or surplus of the Company legally available therefor and is permitted to be distributed under all agreements, documents and instruments by which the Company is bound, and (ii) made pursuant to the Company's normal dividend policy as publicly announced by the Company and approved by the board of directors of the Company in the ordinary course of business), then provision shall be made whereby the Holder shall receive upon exercise of the Option Right, in addition to the number of Subject Shares purchased, the amount of such property that the Holder would have received had the Subject Shares been purchased prior to the date of such event.

          (g) Public Offering.  Upon the closing of the initial public offering
              ---------------
     of the Common Shares by the Company at a public offering price less than the then current Exercise Price Per Share, the Exercise Price Per Share will be adjusted to equal such public offering price, and thereafter shall be adjusted from time to time as provided in paragraphs (a) through (f) of this Section 3.

          (h) Officer's Certificate as to Adjustments.  In each case of an
              ---------------------------------------
     adjustment in the Exercise Price Per Share and/or the number and/or kind of the Subject Shares, the Company, at its expense, will have its principal financial officer compute such adjustment in accordance with the terms hereof and prepare a certificate setting forth such adjustment and showing in detail the facts upon which the adjustment is based, including, without limitation, a statement of (A) the consideration received or to be received by the Company for any additional Common Shares issued or sold or deemed to have been issued or sold, (B) the number of Common Shares outstanding or deemed to be outstanding, and (C) the Exercise Price Per Share and/or the number and/or
     kind of the Subject Shares as adjusted.   The Company will mail a copy of
     each such certificate to the Holder.

     4.   No Fractional Shares.  No fractional Common Shares or securities
          --------------------
representing Common Shares will be issued upon exercise of the Option Right.
Any fractional interest in a Common Share resulting from such exercise will be paid in cash based on the Market Price of Common Shares. "Market Price" as used herein shall mean (a) the closing price on the day before the date of exercise of the Common Shares on any registered national securities exchange or the national market system of a registered national securities association, if the Common Shares are traded on such an exchange or system, (b) the average of the bid and ask price on the over-the-counter market at the close of business on the day before the date of exercise, or (c) if there is no market for the Common Shares, the fair value of the Common Shares determined by the Board of Directors in its sole discretion.

     5.   Notices of Record Date.  In case (a) the Company takes a record of the
          ----------------------
holders of the Common Shares (or other shares or securities at the time receivable upon exercise of the Option Right for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right; or (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or (c) of any voluntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (x) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (y) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other shares or securities at the time receivable upon exercise of the Option Right) will be entitled to exchange their Common Shares (or such other shares or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date specified therein.

     6.   Transfer Taxes.  The Company will not be required to pay any tax
          --------------
imposed in connection with any transfer involved in the issuance of a certificate for Common Shares or a new Option in any name other than the registered Holder hereof, and in such case, the Company will not be required to issue and deliver any certificate or new Option until such tax is paid.

     7.   Method of Exercise.  The Option Right may be exercised by the Holder
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by delivering to the Company (a) written notice of exercise, specifying the number of Subject Shares being purchased, (b) this Option, and (c) a certified or cashier's check for an amount equal to the Exercise Price Per Share times the number of Subject Shares being purchased. The Company shall thereupon issue and deliver to the Holder a certificate or certificates representing the Subject Shares purchased, and such Subject Shares shall be fully paid and nonassessable. In the event the Option Right is exercised for fewer than all of the Subject Shares, the Company shall issue and deliver to the Holder a new Option for the remaining number of Subject Shares, on the same terms and conditions provided for herein.

     8.   Reservation of Common Shares.  The Company shall at all times keep
          ----------------------------
reserved out of its authorized but unissued Common Shares for issuance upon exercise of the Option Right a number of Common Shares equal to the number of Subject Shares from time to time.



IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officer thereunto duly authorized as of the 1st day of April, 1995.



                                    CONTROL DEVICES, INC.


                                    By:____________________________

                                    _______________________________
                                    Printed Name and Title